3

(dollar amounts in thousands except per share amounts)                           Three Months Ended
                                                                        ------------------------------------
                                                                         March 31, 1998    March 31, 1997
                                                                        ----------------- ------------------
Basic net income per common share computation:
   Income available to common shareholders                                 $      21,554      $      23,086
                                                                        ----------------- ------------------
   Average common shares outstanding                                             109,100            105,149
                                                                        ================= ==================

     Basic net income per common share                                     $        0.20      $        0.22
                                                                        ================= ==================

Diluted net income per common share computation

   Income available to common shareholders                                 $      21,554      $      23,086
   Interest paid on convertible debt, net of tax benefit                             928                928
   Income available to common shareholders and
      assumed conversions                                                  $      22,482      $      24,014
                                                                        ----------------- ------------------
   Average common shares outstanding                                             109,100            105,149
   Incremental shares from assumed conversions:
      Convertible debt                                                             7,599              7,599
      Stock options                                                                3,647              3,536
                                                                        ----------------- ------------------
Diluted average common shares outstanding                                        120,346            116,284
                                                                        ================= ==================
Diluted net income per common share                                        $        0.19     $         0.21
                                                                        ================= ==================